WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL THIRD QUARTER ENDED JUNE 30, 2020

•Digital revenue grew 11.1% or 13.4% in constant currency
•Total revenue was down 4.5% or 3.1% in constant currency
•Net loss was $519 million versus net income of $14 million in the prior-year quarter
•OIBDA was a loss of $371 million versus income of $124 million in the prior-year quarter
•Adjusted OIBDA was $166 million versus $148 million in the prior-year quarter
•Adjusted EBITDA was $189 million versus $159 million in the prior-year quarter

NEW YORK, New York, August 4, 2020—Warner Music Group Corp. today announced its third-quarter financial results for the period ended June 30, 2020.

“We’re very pleased with our performance this quarter, especially in light of the global pandemic. Our results highlight the underlying strength and resilience of our business. Streaming revenue grew double digits and our digital transformation continues,” said Steve Cooper, CEO, Warner Music Group. “Our commitment to new artist development is illustrated by the fact that four out of our top five best-sellers this quarter were from artists releasing debut or sophomore albums. Our artists and songwriters continue to create music that moves the world including, in the U.S., the most-streamed song of 2020, as well as the No.1 and No. 2 biggest Pop songs during the first half of the calendar year.”

“These results are slightly better than our expectations, given the sustained effect that COVID has had on certain aspects of our business,” added Eric Levin, Executive Vice President and CFO, Warner Music Group. “That’s a testament to the incredible ability of our teams, our artists and our songwriters to pivot and adapt, and to keep the hits coming. We have a robust cash position and all the music and resources needed to come out the other side of this with our long-term prospects as strong as ever.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	% Change	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,010	$1,058	-5%	$3,337	$3,351	—%
Digital revenue	720	648	11%	2,125	1,936	10%
Operating (loss) income	(433)	58	—%	(317)	327	—%
Adjusted operating income(1)	104	82	27%	422	382	10%
OIBDA(1)	(371)	124	—%	(123)	530	—%
Adjusted OIBDA(1)	166	148	12%	616	585	5%
Net (loss) income	(519)	14	—%	(471)	167	—%
Adjusted net income(1)	18	38	-53%	268	222	21%
Net cash provided by operating activities	123	150	-18%	287	249	15%

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	% Change	For the Twelve Months Ended June 30, 2020	For the Twelve Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Adjusted EBITDA(1)	$189	$159	19%	$785	$735	7%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue was down 4.5% (or 3.1% in constant currency). Growth in Recorded Music and Music Publishing digital revenue was more than offset by a decline in Recorded Music physical, artist services and expanded-rights and licensing revenue and in Music Publishing performance, mechanical and synchronization revenue. The revenue decline was primarily due to COVID-related business disruption and the unfavorable impact from foreign currency exchange rates, partially offset by the continued growth in streaming. Digital revenue grew 11.1% (or 13.4% in constant currency), and represented 71.3% of total revenue, compared to 61.2% in the prior-year quarter.

Operating loss was $433 million compared to operating income of $58 million in the prior-year quarter. OIBDA was a loss of $371 million, down from income of $124 million in the prior-year quarter and OIBDA margin decreased 48.4 percentage points to (36.7)% from 11.7% in the prior-year quarter. Net loss was $519 million compared to income of $14 million in the prior-year quarter. The decrease in net income, operating income, OIBDA and OIBDA margin was primarily due to a higher non-cash stock-based compensation expense of $426 million related to the Company's long-term incentive plan reflecting changes in the value of the Company’s common stock, as well as $86 million in one-time costs associated with the Company’s IPO.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude costs related to the Company’s IPO, non-cash stock-based compensation and restructuring and other transformation initiatives in the current quarter and costs related to the Company's Los Angeles office consolidation, non-cash stock-based compensation and restructuring and other transformation initiatives in the prior-year quarter. See below for calculations and reconciliations of Adjusted operating income, OIBDA, Adjusted OIBDA and Adjusted net income.

Adjusted OIBDA increased 12.2% from $148 million to $166 million in the quarter due to lower expenses resulting from COVID-related business disruption and active cost-management efforts and Adjusted OIBDA margin increased 2.4 percentage points to 16.4% from 14.0% due to margin improvement associated with a decrease in lower-margin physical revenue and artist services and expanded-rights revenue and an increase in higher-margin streaming revenue, as well as lower operating costs. Adjusted operating income increased 27% from $82 million to $104 million in the quarter due to the same factors affecting Adjusted OIBDA.

Adjusted net income was $18 million compared to $38 million in the prior-year quarter. The decrease was due to an increase in income tax expense in the current quarter due to higher pre-tax income before non-deductible expenses related to the Company’s long-term incentive plan and one-time costs associated with the Company’s IPO, partially offset by gains on investments.

Adjusted EBITDA was $189 million compared to $159 million for the prior-year quarter. The increase was largely due to the same factors impacting Adjusted OIBDA in addition to higher pro forma savings expected to be realized from certain transformation initiatives.

Basic and Diluted earnings per share was a loss of $1.03 for both the Class A and Class B shareholders. The loss was due to the same factors affecting net loss.

As of June 30, 2020, the Company reported a cash balance of $532 million, total debt of $3.000 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash and equivalents) of $2.468 billion.

Cash provided by operating activities was $123 million compared to $150 million in the prior-year quarter. The change was largely a result of the timing of working capital including royalty payments. Free Cash Flow, defined below, was $87 million compared to $103 million in the prior-year quarter largely due to lower operating cash flow, partially offset by a decrease in capital expenditures and investment activity.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	% Change	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$861	$913	-6%	$2,852	$2,887	-1%
Digital revenue	630	584	8%	1,889	1,744	8%
Operating (loss) income	(160)	85	—%	67	382	-82%
Adjusted operating income(1)	126	100	26%	464	416	12%
OIBDA(1)	(119)	131	—%	198	522	-62%
Adjusted OIBDA(1)	167	146	14%	595	556	7%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue was down 5.7% (or 4.2% in constant currency).  The revenue decline was primarily due to COVID-related business disruption and foreign exchange rates in the current quarter, partially offset by the continued growth in streaming. Growth in digital revenue was more than offset by declines in physical revenue, artist services and expanded-rights revenue and licensing revenue. Digital revenue growth reflects the continuing shift to streaming. The decline in physical revenue reflects lower physical sales due to the impact of COVID and the continuing shift to streaming. The decline in artist services and expanded-rights revenue was due to the timing of tour schedules compared to the prior-year quarter and tour postponements and lower tour merchandise revenue resulting from COVID-related business disruption. The decline in licensing revenue reflects a decrease in advertising spend and licensing activity due to the impact of COVID. Major sellers included Dua Lipa, Roddy Ricch, Lil Uzi Vert, Tones And I and Ed Sheeran.

Recorded Music operating loss was $160 million, down from operating income of $85 million in the prior-year quarter and operating margin was down 27.9 percentage points to (18.6)% versus 9.3% in the prior-year quarter. OIBDA decreased to a loss of $119 million from income of $131 million in the prior-year quarter and OIBDA margin decreased 28.1 percentage points to (13.8)%. Adjusted OIBDA was $167 million versus $146 million in the prior-year quarter with Adjusted OIBDA margin up 3.4 percentage points to 19.4%. The decrease in operating income and OIBDA was driven by a higher non-cash stock-based compensation expense of $276 million. The increase in Adjusted OIBDA and Adjusted OIBDA margin was primarily due to overall cost savings and revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	% Change	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$149	$147	1%	$488	$470	4%
Digital revenue	90	65	38%	237	195	22%
Operating income	14	18	-22%	58	67	-13%
Adjusted operating income(1)	15	18	-17%	61	67	-9%
OIBDA(1)	33	36	-8%	114	122	-7%
Adjusted OIBDA(1)	34	36	-6%	117	122	-4%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue grew 1.4% (or 2.8% in constant currency). Growth in digital revenue was partially offset by declines in performance, synchronization and mechanical revenue. Digital revenue growth reflects the continuing shift to streaming and timing of digital deals. The decrease in synchronization revenue relates to a decrease in advertising spend and licensing activity resulting from COVID-related business disruption. The decrease in mechanical revenue is due to COVID-related business disruption, the continuing shift to streaming and one-time distributions in the prior-year quarter. The decrease in performance revenue was primarily driven by COVID-related business disruption.

Music Publishing operating income was $14 million compared to $18 million in the prior-year quarter. Operating margin decreased 2.8 percentage points to 9.4%. Music Publishing OIBDA decreased by $3 million or 8.3% to $33 million, and OIBDA margin declined 2.4 percentage points to 22.1% from 24.5%. Adjusted OIBDA decreased by $2 million and Adjusted OIBDA margin declined 1.7 percentage points to 22.8% due to revenue mix.

Financial details for the quarter can be found in the Company’s current Form 10-Q for the period ended June 30, 2020, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone, and Warner Records. They are joined by renowned labels such as Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics, and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre, from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. As such, all references to June 30, 2020 and June 30, 2019 relate to the periods ended June 26, 2020 and June 28, 2019, respectively. For convenience purposes, the Company continues to date its financial statements as of June 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Nine Months Ended June 30, 2020 versus June 30, 2019
(dollars in millions)

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)
Revenue	$1,010	$1,058	-5%
Cost and expenses:
Cost of revenue	(527)	(577)	-9%
Selling, general and administrative expenses	(869)	(372)	—%
Amortization expense	(47)	(51)	-8%
Total costs and expenses	$(1,443)	$(1,000)	44%
Operating (loss) income	$(433)	$58	—%
Loss on extinguishment of debt	—	(4)	-100%
Interest expense, net	(32)	(36)	-11%
Other expense, net	(3)	(16)	-81%
(Loss) income before income taxes	$(468)	$2	—%
Income tax (expense) benefit	(51)	12	—%
Net (loss) income	$(519)	$14	—%
Less: Income attributable to noncontrolling interest	(1)	(1)	—%
Net (loss) income attributable to Warner Music Group Corp.	$(520)	$13	—%

Net (loss) income per share attributable to Warner Music Group Corp.’s stockholders:
Class A – Basic and Diluted	$(1.03)	$—
Class B – Basic and Diluted	$(1.03)	$0.03

	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)
Revenue	$3,337	$3,351	—%
Cost and expenses:
Cost of revenue	(1,727)	(1,762)	-2%
Selling, general and administrative expenses	(1,786)	(1,102)	62%
Amortization expense	(141)	(160)	-12%
Total costs and expenses	$(3,654)	$(3,024)	21%
Operating (loss) income	$(317)	$327	—%
Loss on extinguishment of debt	—	(7)	-100%
Interest expense, net	(98)	(108)	-9%
Other (expense) income, net	(12)	41	—%
(Loss) income before income taxes	$(427)	$253	—%
Income tax expense	(44)	(86)	-49%
Net (loss) income	$(471)	$167	—%
Less: Income attributable to noncontrolling interest	(3)	(1)	—%
Net (loss) income attributable to Warner Music Group Corp.	$(474)	$166	—%

Net (loss) income per share attributable to Warner Music Group Corp.’s stockholders:
Class A – Basic and Diluted	$(1.09)	$—
Class B – Basic and Diluted	$(0.94)	$0.33

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at June 30, 2020 versus September 30, 2019
(dollars in millions)

	June 30, 2020	September 30, 2019	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$532	$619	-14%
Accounts receivable, net	732	775	-6%
Inventories	59	74	-20%
Royalty advances expected to be recouped within one year	188	170	11%
Prepaid and other current assets	71	53	34%
Total current assets	$1,582	$1,691	-6%
Royalty advances expected to be recouped after one year	230	208	11%
Property, plant and equipment, net	310	300	3%
Goodwill	1,770	1,761	1%
Intangible assets subject to amortization, net	1,624	1,723	-6%
Intangible assets not subject to amortization	152	151	1%
Deferred tax assets, net	57	38	50%
Other assets	145	145	—%
Total assets	$6,148	$6,017	2%
Liabilities and Deficit
Current liabilities:
Accounts payable	$205	$260	-21%
Accrued royalties	1,630	1,567	4%
Accrued liabilities	346	492	-30%
Accrued interest	22	34	-35%
Operating lease liabilities, current	40	—	—%
Deferred revenue	182	180	1%
Other current liabilities	100	286	-65%
Total current liabilities	$2,525	$2,819	-10%
Long-term debt	3,000	2,974	1%
Operating lease liabilities, noncurrent	306	—	—%
Deferred tax liabilities, net	157	172	-9%
Other noncurrent liabilities	181	321	-44%
Total liabilities	$6,169	$6,286	-2%
Deficit:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	1,899	1,127	69%
Accumulated deficit	(1,685)	(1,177)	43%
Accumulated other comprehensive loss, net	(253)	(240)	5%
Total Warner Music Group Corp. deficit	$(38)	$(289)	-87%
Noncontrolling interest	17	20	-15%
Total deficit	(21)	(269)	-92%
Total liabilities and deficit	$6,148	$6,017	2%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Nine Months Ended June 30, 2020 versus June 30, 2019
(dollars in millions)

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019
	(unaudited)	(unaudited)
Net cash provided by operating activities	$123	$150
Net cash used in investing activities	(36)	(47)
Net cash used in financing activities	(43)	(32)
Effect of foreign currency exchange rates on cash and equivalents	4	—
Net increase in cash and equivalents	$48	$71

	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019
	(unaudited)	(unaudited)
Net cash provided by operating activities	$287	$249
Net cash used in investing activities	(87)	(340)
Net cash (used in) provided by financing activities	(288)	119
Effect of foreign currency exchange rates on cash and equivalents	1	(1)
Net (decrease) increase in cash and equivalents	$(87)	$27

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Nine Months Ended June 30, 2020 versus June 30, 2019
(dollars in millions)

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019
	(unaudited)	(unaudited)
Streaming	$589	$540
Downloads and Other Digital	41	44
Total Recorded Music Digital Revenue	$630	$584

	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019
	(unaudited)	(unaudited)
Streaming	$1,764	$1,579
Downloads and Other Digital	125	165
Total Recorded Music Digital Revenue	$1,889	$1,744

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Nine Months Ended June 30, 2020 versus June 30, 2019
(dollars in millions)

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)
Net (loss) income attributable to Warner Music Group Corp.	$(520)	$13	—%
Income attributable to noncontrolling interest	1	1	—%
Net (loss) income	$(519)	$14	—%
Income tax expense (benefit)	51	(12)	—%
Income including income taxes	$(468)	$2	—%
Other expense, net	3	16	-81%
Interest expense, net	32	36	-11%
Loss on extinguishment of debt	—	4	-100%
Operating (loss) income	$(433)	$58	—%
Amortization expense	47	51	-8%
Depreciation expense	15	15	—%
OIBDA	$(371)	$124	—%
Operating income margin	-42.9%	5.5%
OIBDA margin	-36.7%	11.7%

	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)
Net (loss) income attributable to Warner Music Group Corp.	$(474)	$166	—%
Income attributable to noncontrolling interest	3	1	—%
Net (loss) income	$(471)	$167	—%
Income tax expense	44	86	-49%
Income including income taxes	$(427)	$253	—%
Other expense (income), net	12	(41)	—%
Interest expense, net	98	108	-9%
Loss on extinguishment of debt	—	7	-100%
Operating (loss) income	$(317)	$327	—%
Amortization expense	141	160	-12%
Depreciation expense	53	43	23%
OIBDA	$(123)	$530	—%
Operating income margin	-9.5%	9.8%
OIBDA margin	-3.7%	15.8%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Nine Months Ended June 30, 2020 versus June 30, 2019
(dollars in millions)

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)
Total WMG operating (loss) income – GAAP	$(433)	$58	—%
Depreciation and amortization expense	(62)	(66)	-6%
Total WMG OIBDA	$(371)	$124	—%
Operating (loss) income margin	-42.9%	5.5%
OIBDA margin	-36.7%	11.7%

Recorded Music operating (loss) income – GAAP	$(160)	$85	—%
Depreciation and amortization expense	(41)	(46)	-11%
Recorded Music OIBDA	$(119)	$131	—%
Recorded Music operating (loss) income margin	-18.6%	9.3%
Recorded Music OIBDA margin	-13.8%	14.3%

Music Publishing operating income – GAAP	$14	$18	-22%
Depreciation and amortization expense	(19)	(18)	6%
Music Publishing OIBDA	$33	$36	-8%
Music Publishing operating income margin	9.4%	12.2%
Music Publishing OIBDA margin	22.1%	24.5%

	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019	% Change
	(unaudited)	(unaudited)
Total WMG operating (loss) income – GAAP	$(317)	$327	—%
Depreciation and amortization expense	(194)	(203)	-4%
Total WMG OIBDA	$(123)	$530	—%
Operating (loss) income margin	-9.5%	9.8%
OIBDA margin	-3.7%	15.8%

Recorded Music operating income – GAAP	$67	$382	-82%
Depreciation and amortization expense	(131)	(140)	-6%
Recorded Music OIBDA	$198	$522	-62%
Recorded Music operating income margin	2.3%	13.2%
Recorded Music OIBDA margin	6.9%	18.1%

Music Publishing operating income – GAAP	$58	$67	-13%
Depreciation and amortization expense	(56)	(55)	2%
Music Publishing OIBDA	$114	$122	-7%
Music Publishing operating income margin	11.9%	14.3%
Music Publishing OIBDA margin	23.4%	26.0%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended June 30, 2020 versus June 30, 2019
(dollars in millions)

For the Three Months Ended June 30, 2020
	Total WMG Operating (Loss) Income	Recorded Music Operating (Loss) Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (Loss) Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(433)	$(160)	$14	$(371)	$(119)	$33	$(519)
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	10	—	1	10	—	1	10
IPO Related Costs	86	—	—	86	—	—	86
L.A. Office Consolidation	1	1	—	1	1	—	1
Non-Cash Stock-Based Compensation	440	285	—	440	285	—	440
Adjusted Results	$104	$126	$15	$166	$167	$34	$18

Adjusted Margin	10.3%	14.6%	10.1%	16.4%	19.4%	22.8%

For the Three Months Ended June 30, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$58	$85	$18	$124	$131	$36	$14
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	7	3	—	7	3	—	7
L.A. Office Consolidation	3	3	—	3	3	—	3
Non-Cash Stock-Based Compensation	14	9	—	14	9	—	14
Adjusted Results	$82	$100	$18	$148	$146	$36	$38

Adjusted Margin	7.8%	11.0%	12.2%	14.0%	16.0%	24.5%

For the Nine Months Ended June 30, 2020
	Total WMG Operating (Loss) Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (Loss) Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(317)	$67	$58	$(123)	$198	$114	$(471)
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	35	—	3	35	—	3	35
IPO Related Costs	90	—	—	90	—	—	90
COVID-19 Related Costs	13	13	—	13	13	—	13
L.A. Office Consolidation	1	1	—	1	1	—	1
Non-Cash Stock-Based Compensation	600	383	—	600	383	—	600
Adjusted Results	$422	$464	$61	$616	$595	$117	$268

Adjusted Margin	12.6%	16.3%	12.5%	18.5%	20.9%	24.0%

For the Nine Months Ended June 30, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$327	$382	$67	$530	$522	$122	$167
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	17	6	—	17	6	—	17
L.A. Office Consolidation	9	9	—	9	9	—	9
Nashville Shared Service Costs	1	—	—	1	—	—	1
Non-Cash Stock-Based Compensation	28	19	—	28	19	—	28
Adjusted Results	$382	$416	$67	$585	$556	$122	$222

Adjusted Margin	11.4%	14.4%	14.3%	17.5%	19.3%	26.0%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Nine Months Ended June 30, 2020 versus June 30, 2019 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2019
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$358	$395	$395
Music Publishing	74	71	71
International revenue
Recorded Music	503	518	504
Music Publishing	75	76	74
Intersegment eliminations	—	(2)	(2)
Total Revenue	$1,010	$1,058	$1,042

Revenue by Segment:
Recorded Music
Digital	$630	$584	$572
Physical	51	95	94
Total Digital and Physical	681	679	666
Artist services and expanded-rights	124	158	157
Licensing	56	76	76
Total Recorded Music	861	913	899
Music Publishing
Performance	27	36	34
Digital	90	65	64
Mechanical	8	13	14
Synchronization	22	29	29
Other	2	4	4
Total Music Publishing	149	147	145
Intersegment eliminations	—	(2)	(2)
Total Revenue	$1,010	$1,058	$1,042

Total Digital Revenue	$720	$648	$635

	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2019
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,191	$1,236	$1,236
Music Publishing	242	219	219
International revenue
Recorded Music	1,661	1,651	1,615
Music Publishing	246	251	243
Intersegment eliminations	(3)	(6)	(6)
Total Revenue	$3,337	$3,351	$3,307

Revenue by Segment:
Recorded Music
Digital	$1,889	$1,744	$1,719
Physical	329	456	452
Total Digital and Physical	2,218	2,200	2,171
Artist services and expanded-rights	427	458	454
Licensing	207	229	226
Total Recorded Music	2,852	2,887	2,851
Music Publishing
Performance	114	135	131
Digital	237	195	192
Mechanical	38	41	41
Synchronization	92	89	88
Other	7	10	10
Total Music Publishing	488	470	462
Intersegment eliminations	(3)	(6)	(6)
Total Revenue	$3,337	$3,351	$3,307

Total Digital Revenue	$2,125	$1,936	$1,908

Free Cash Flow
Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Nine Months Ended June 30, 2020 versus June 30, 2019
(dollars in millions)

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019
	(unaudited)	(unaudited)
Net cash provided by operating activities	$123	$150
Less: Capital expenditures	20	23
Less: Net cash paid for investments	16	24

Free Cash Flow	$87	$103

	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2019
	(unaudited)	(unaudited)
Net cash provided by operating activities	$287	$249
Less: Capital expenditures	48	82
Less: Net cash paid for investments	39	258

Free Cash Flow	$200	$(91)

Adjusted EBITDA

Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and substantially similar to “Consolidated EBITDA” as defined under our indentures and “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 10. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended June 30, 2020 versus June 30, 2019
(dollars in millions)

	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2019	For the Twelve Months Ended June 30, 2020	For the Twelve Months Ended June 30, 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net (Loss) Income	$(519)	$14	$(380)	$154
Income tax (benefit) expense	51	(12)	(33)	84
Interest expense, net	32	36	132	141
Depreciation and amortization	62	66	260	260
Loss on extinguishment of debt (a)	—	4	—	7
Net gain on divestitures and sale of securities (b)	—	—	(2)	(3)
Restructuring costs (c)	6	9	22	43
Net hedging losses and foreign exchange (gains) losses (d)	15	14	(17)	(11)
Management fees (e)	17	3	25	17
Transaction costs (f)	73	—	77	3
Business optimization expenses (g)	10	5	42	19
Non-cash stock-based compensation expense (h)	440	14	622	38
Other non-cash charges (i)	(12)	6	21	(25)
Pro forma impact of cost savings initiatives and specified transactions (j)	14	—	16	8
Adjusted EBITDA	$189	$159	$785	$735
______________________________________
(a)For the twelve months ended June 30, 2019, reflects net loss incurred on the early extinguishment of our debt incurred as part of the October 2018 partial redemption of 4.125% Secured Notes, the October 2018 open market purchase of our 4.875% Senior Secured Notes, the November 2018 partial redemption of 5.625% Secured Notes and the May 2019 redemption of the remaining 5.625% Secured Notes. For the three months ended June 30, 2019, reflects net loss incurred on the early extinguishment of our debt incurred as part of the May 2019 redemption of the remaining 5.625% Secured Notes.
(b)For the twelve months ended June 30, 2020 and June 30, 2019, reflects net gain on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses.
(d)Reflects (gains) losses from hedging activities and unrealized (gains) losses due to foreign exchange on our Euro-denominated debt and intercompany transactions.
(e)Reflects management fees and related expenses paid to Access. For the three and twelve months ended June 30, 2020, amounts include a one-time fee of $13 million related to termination of the management agreement with Access. Prior to termination of the management agreement, the annual fee was equal to the greater of a base amount of approximately $9 million and 1.5% of Adjusted EBITDA.
(f)Reflects expenses related to transaction costs, which includes qualifying IPO costs of $73 million and $77 million for the three and twelve months ended June 30, 2020, respectively.
(g)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $6 million and $33 million related to our finance transformation for the three and twelve months ended June 30, 2020, respectively, as well as $4 million and $12 million for the three and twelve months ended June 30, 2019, respectively.
(h)Reflects non-cash stock-based compensation expense related to the Warner Music Group Corp. Senior Management Free Cash Flow Plan.
(i)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market of an equity method investment, investment losses (gains) and other non-cash impairments.
(j)Reflects expected savings resulting from transformation initiatives and restructuring programs and, for the twelve months ended June 30, 2019, reflects expected savings resulting from transformation initiatives and pro forma impact of specified transactions, including pro forma adjustments related to the acquisition of EMP.

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Media Contact:
James Steven
(212) 275-2213
James.Steven@wmg.com